SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials


[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 PLAYCORE, INC.
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                           ==========================
                                      Logo
                           ==========================


                                 PlayCore, Inc.
                                Riverfront Centre
                                    Suite 204
                            15 West Milwaukee Street
                              Janesville, WI 53545


                                                                  April 26, 1999

Dear Stockholder:

       On behalf of PlayCore, Inc. ("PlayCore"), I cordially invite you to attend the annual meeting of stockholders on Wednesday, May 26, 1999, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, in the Continental Room at 10:00 a.m., local time.

       At the annual meeting, stockholders will vote on the election of seven persons to the Board of Directors. Further information concerning the meeting and the nominees for election as directors can be found in the accompanying Notice and Proxy Statement. In addition, at the meeting there will be a report on the status of PlayCore's business and an opportunity for you to express your views on subjects related to PlayCore's operations.

       The directors and officers of PlayCore hope that as many stockholders as possible will be present at the meeting. We ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

       We appreciate your cooperation and interest in PlayCore. To assist us in preparation for the meeting, please return the proxy card at your earliest convenience.

                                Sincerely yours,


                                /s/Frederic L. Contino
                                Frederic L. Contino
                                President and Chief Executive Officer

                                 PLAYCORE, INC.
                                Riverfront Centre
                                    Suite 204
                            15 West Milwaukee Street
                           Janesville, Wisconsin 53545
                                                                  April 26, 1999

To the Holders of Common Stock of
PlayCore, Inc.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The annual meeting of stockholders of PlayCore, Inc. ("PlayCore") will be held on Wednesday, May 26, 1999, at 10:00 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, for the following purposes:

       1. To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified; and

       2. To transact such other business as may properly come before such meeting or any adjournment or postponement thereof.

       Stockholders of record at the close of business on April 16, 1999, will be entitled to vote at the meeting and any adjournment or postponement thereof.

       A copy of PlayCore's Annual Report to Stockholders for the year ended December 31, 1998, is enclosed.

       This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.




                                           /s/Richard E. Ruegger
                                           Richard E. Ruegger
                                           Vice President-Finance,
                                           Chief Financial Officer,
                                           Treasurer and Secretary

You are requested to fill in, sign, date and return the proxy submitted herewith in the return envelope provided for your use. Stockholders who execute proxies retain the right to revoke them at any time before they are actually voted. The giving of such proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                 PLAYCORE, INC.
                                Riverfront Centre
                                    Suite 204
                            15 West Milwaukee Street
                           Janesville, Wisconsin 53545
                                 (608) 741-7183

                                                                  April 26, 1999

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 26, 1999

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PlayCore, Inc. ("PlayCore") of proxies to be used in voting at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, on Wednesday, May 26, 1999, at 10:00 a.m., local time, and at any adjournment or postponement thereof. The matters to be considered and acted upon at the annual meeting are referred to in the preceding notice. If the enclosed proxy is properly executed and returned, all shares represented thereby will be voted as indicated thereon.

       Stockholders whose names appear of record on the books of PlayCore at the close of business on April 16, 1999, will be entitled to vote at the meeting and at any adjournment or postponement thereof. On the record date for the meeting, PlayCore had outstanding and entitled to vote 7,911,214 shares of common stock, par value $0.01 per share (the "Common Stock"), each of which is entitled to one vote per share. Proxy materials are being mailed on or about April 26, 1999 to stockholders of record as of the close of business on April 16, 1999.

                              ELECTION OF DIRECTORS

       The Board of Directors currently consists of seven directors. All seven directors are to be elected at the upcoming annual meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more directors is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling for good cause to accept nomination or election, for the election of such other person as the Board of Directors may recommend in his place. All of the persons listed below are directors of PlayCore and are nominees for re-election. All nominees are also directors of PlayCore Wisconsin, Inc., PlayCore's wholly owned operating subsidiary ("PlayCore Wisconsin", and together with PlayCore, the "Company"). Information as to the directors' ownership of shares of Common Stock is provided under the caption "Security Ownership of Management and Principal Stockholders."

       The following sets forth information, as of April 16, 1999, about the nominees for re-election as directors:

       Terence S. Malone, age 69, has served as a director of PlayCore since September 1992 and Chairman since September 1997. Mr. Malone served as Acting Chief Executive Officer of PlayCore from September 1997 to January 1998. Mr. Malone was Chairman and Chief Executive Officer of Johnson Worldwide Associates, Inc. (international manufacturer and marketer of outdoor recreational products) from 1986 until his retirement in January 1994.

       Frederic L. Contino, age 48, has served as a director of PlayCore and as President and Chief Executive Officer of PlayCore since January 1998. Mr. Contino was President of Anchor Hocking Plastics and Plastics, Inc., divisions of Newell Companies (diversified manufacturers of consumer home products), from January 1993 to January 1998. Mr. Contino served as Vice President-Merchandising for Anchor Hocking's glass division from May 1988 to January 1993.

       David S. Evans, age 35, has served as a director of PlayCore since February 1996. Mr. Evans has been President and Chief Executive Officer of Glencoe Investment Corporation (private equity investing) since March 1993. Prior to such date, Mr. Evans was a Merchant Banking/Mergers and Acquisitions Specialist at Donaldson, Lufkin & Jenrette Securities Corporation (full service investment banking) from 1988 to March 1993

       George N. Herrera, age 65, has served as a director of PlayCore since February 1996. Mr. Herrera has been Director of International Sales of Masco Corporation (diversified manufacturer of home products) since 1982.

       Timothy R. Kelleher, age 36, has served as director of PlayCore since April 1996. Mr. Kelleher has been Senior Vice President of Desai Capital Management Incorporated (institutionally funded private equity investment firm) since May 1992. From 1989 to May 1992, he was an associate at Entrecanales, Inc. (private equity investing). Mr. Kelleher is also a director of several privately held companies.

       Gary A. Massel, age 59, has served as a director of PlayCore since September 1996. Mr. Massel has been Vice President-Logistics of Boise Cascade Office Products since September 1997. From August 1995 to September 1997, Mr. Massel was an independent consultant. Previously, Mr. Massel was a Senior Vice President of Ply-Gem Industries (building products manufacturer) from February 1994 to August 1995. From 1989 to February 1994, Mr. Massel was Vice President-Operations Specialty Packaging of Packaging Corp. of America (packaging manufacturer).

       Ronald D. Wray, age 39, has served as a director of PlayCore since February 1999. Mr. Wray has been a Principal and Chief Financial Officer of Glencoe Capital, L.L.C. since January 1999. Prior to such date, Mr. Wray was Executive Vice President of the Pritzker Family Business Office (investment management) from 1990 to January 1999.

                             COMMITTEES OF THE BOARD

       The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not currently have a standing Nominating Committee. The members and functions of the standing committees are described briefly below.

                                 Audit Committee

       The Audit Committee is currently comprised of Messrs. Herrera and Massel (Chairman). The Audit Committee makes recommendations to the Board of Directors regarding the independent auditors to be retained to audit the Company's accounts and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and review such audit results. Ernst & Young LLP presently serves as the independent auditors of the Company. The Audit Committee met two times during 1998.

                             Compensation Committee

       The Compensation Committee is currently comprised of Messrs. Evans (Chairman), Malone and Wray. The Compensation Committee reviews and makes recommendations as to compensation, bonuses, stock plans and other benefits and policies respecting such matters for the officers and employees of the Company. The Compensation Committee met two times during 1998.

                               Executive Committee

       The Executive Committee is currently comprised of Messrs. Contino, Evans, Kelleher and Malone. The Executive Committee has the authority to exercise all of the powers of the Board during intervals between meetings of the Board. The Executive Committee met four times during 1998.

                              Directors' Attendance

       The Board of Directors of PlayCore held four meetings in 1998. Each director attended not less than 75% of the total number of meetings of (1) the Board of Directors and (2) all committees of the Board on which he served, during the period that he served.

                              Director Compensation

       Each non-employee director of PlayCore who is not an employee of GreenGrass Capital LLC, a Delaware limited liability company that is an affiliate of a principle stockholder of the Company ("GGC"), or any of GGC's affiliates ("Non-affiliated Directors"), receives an annual retainer of $15,000 paid in quarterly installments of $3,750 and options to purchase 5,000 shares of Common Stock with a per share exercise price equal to the fair market value of a share of Common Stock on the day after the annual meeting of stockholders. In addition, any Non-affiliated Director who serves as the Chairman of the Board receives an annual retainer of $5,000, as chairman of a standing committee of the Board receives an annual retainer of $3,000 and as a committee member of a standing committee of the Board receives an annual retainer of $1,000. All directors are reimbursed for out-of-pocket costs related to PlayCore's business. No additional compensation is paid to directors for serving on PlayCore Wisconsin's Board of Directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth certain information with respect to Company compensation earned in the last three completed fiscal years by Mr. Contino, Chief Executive Officer, Mr. Caldwell, President of the Swing-N-Slide Division of PlayCore Wisconsin, Mr. Farnsworth, President of the GameTime Division of PlayCore Wisconsin, Mr. Hammelman, Vice President-Human Resources and Administration and Mr. Ruegger, Vice President-Finance and Chief Financial Officer, the only executive officers whose salary and bonus exceeded $100,000 during the most recently completed fiscal year (the "Named Executive Officers"). A list of all current executive officers of the Company is attached hereto as Exhibit A.

                                                      SUMMARY COMPENSATION TABLE
                                                                                         Long-Term
                                                                                       Compensation
                                                                                       --------------
                                                   Annual Compensation                   Awards
                                               ---------------------------             ----------
                                                                            Other      Securities
                                                                            Annual      Underlying        All Other
                                             Salary          Bonus           Comp.        Options       Compensation
 Name and Principal Position     Year         ($)             ($)             ($)           (#)              ($)
------------------------------ ---------- ------------- ----------------- ------------ -------------- ------------------

Frederic L. Contino              1998         $288,462          $585,000      (1)            375,000          $7,625(2)
    Chief Executive Officer      1997                -                 -      (1)                  -              -
                                 1996                -                 -      (1)                  -              -

John E. Caldwell                 1998         $170,000          $123,930      (1)                  -         $16,595(3)
    President of the             1997          159,423            35,000      (1)            100,000          63,728
    Swing-N-Slide Division       1996            8,942             1,431      (1)                  -   -
    of PlayCore Wisconsin

Robert A. Farnsworth             1998         $111,154          $117,823      (1)             50,000         $49,594(4)
    President of the             1997                -                 -      (1)                  -              -
    GameTime Division of         1996                -                 -      (1)                  -              -
    PlayCore Wisconsin

David H. Hammelman               1998         $105,000           $95,550      (1)                  -          $3,874(2)
    Vice President-Human         1997           93,961             7,893      (1)             78,219           3,947
    Resources and                1996           86,283            12,809      (1)             14,676           4,137
    Administration

Richard E. Ruegger               1998         $115,000          $104,650      (1)                  -          $4,371(2)
    Vice President-Finance       1997          104,077             8,706      (1)            164,046           4,695
    and Chief Financial          1996           90,540            13,309      (1)             16,152           3,622
    Officer

---------------

(1)    The Company also provides its Named Executive Officers certain additional non-cash  benefits that are not described in this Proxy Statement because such  compensation  is below the  Securities  and  Exchange  Commission's required disclosure thresholds.
(2)    The Compensation reported is comprised of matching  contributions made by the Company pursuant to its 401(k) plan.
(3)    The   Compensation   reported   is   comprised   of  $6,595  of  matching
       contributions made by the Company pursuant to its 401(k) plan and $10,000 of  relocation  expenses  paid by the  Company  in  connection  with  Mr.
       Caldwell's December 1996 employment by the Company.
(4)    The Compensation reported is comprised of relocation expenses paid by the
       Company in connection with Mr.  Farnsworth's May 1998 employment with the
       Company.


Stock Option Grants

       The following table shows option grants in 1998 to the Named Executive Officers.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 Potential Realizable
                                                                                                Value at Assumed Annual
                                    Individual Grants                                             Rate of Stock Price
                                                                                                Appreciation for Option
                                                                                                       Term(1)
------------------------------------------------------------------------------------------     --------------------------
                                              % of Total
                             Number of          Options
                             Securities       Granted to      Exercise or
                             Underlying      Employees in    Base Price Per   Expiration          5%
Name                      Options Granted   Fiscal   Year        Share           Date             10%
----                      ---------------   ----------------  -----------     ----------       ------

Frederic L. Contino           375,000(2)            83.6%       $4.0000      01/05/2008        $414,422     $915,765




Robert A. Farnsworth           50,000(3)            11.1%       $4.6875      05/04/2008        $129,218     $318,269


---------------
(1)    This  presentation is intended to disclose the potential value that would accrue to the  optionee  if the option were  exercised  the day before it expires and if the per share value has appreciated at the compound annual rate indicated in each column.  The assumed rates of  appreciation  of 5%
       and 10% are  prescribed  by the  rules  of the  Securities  and  Exchange
       Commission  regarding disclosure of executive  compensation.  The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the Common Stock.
(2)    Options granted under the 1996 Incentive Stock Plan. Twenty-five thousand of these  options  vested on the  January 5, 1998 grant  date,  50,000 of these options will become  exercisable after each successive  anniversary of the grant date through January 5, 2001,  150,000 of these options will become  exercisable  on the first  date that the  average  closing  trade prices of the Company's Common Stock for the fifteen  consecutive trading days  ending on such date  shall  have been $6.50 or higher and 50,000 of these options will become  exercisable on the first date that the average closing  trade  prices of the  Company's  Common  Stock  for the  fifteen consecutive  trading  days  ending on such date shall have been $11.00 or higher.
(3)    Twenty percent of the options are  exercisable 12 months after the May 5,
       1998 grant date and an additional 20% of the options  become  exercisable after each successive anniversary,  with full vesting occurring after the fifth anniversary date.




Aggregate Options Exercised in 1998 and 1998 Year-End Option Value

       Set forth below is certain information regarding the number and value of unexercised stock options held by the Named Executive Officers at the end of 1998. No options were exercised by the Named Executive Officers in 1998.

                          Aggregate Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------
                            Number of Securities Underlying        Value of Unexercised
                                Unexercised Options at            In-The-Money Options at
                                   December 31, 1998               December 31, 1998(1)
                                   -----------------               --------------------
Name                           Exercisable Unexercisable       Exercisable    Unexercisable

Frederic L. Contino              25,000         350,000             $14,063         $196,875
John E. Caldwell                 30,000          70,000                   -                -
Robert A. Farnsworth                  -          50,000                   -                -
David H. Hammelman               40,395          52,500             $19,747                -
Richard E. Ruegger               63,948         116,250             $21,733                -
---------------
(1)    For valuation  purposes the amounts shown are based upon the December 31,
       1998 $4.5625  closing price per share of the Common Stock on the American
       Stock Exchange.

Agreements With Executive Officers

       PlayCore entered into an Employment Agreement in January 1998 with Mr. Contino that sets forth certain terms and conditions of his employment with PlayCore. The Employment Agreement runs for three years and automatically extends from year to year thereafter unless terminated prior to any such extension. The Employment Agreement provides for an annual base salary of $300,000, subject to increases each year at the discretion of the Board of Directors, and for an annual bonus based generally upon increases in PlayCore's earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Employment Agreement also provides for the grant of options shown on the "Option Grants in Last Fiscal Year" table. In the event Mr. Contino is terminated without cause, in addition to certain other benefits, (i) his annual base salary continues for a minimum of two years if such termination occurs before July 1999, and a minimum of one year, subject to extension to up to two years if certain financial goals have been achieved by the Company, after July 1999, and
(ii) he is entitled to certain bonus replacement payments if certain levels of EBITDA have been achieved prior to such termination. If such termination occurs in connection with a change of control, in certain circumstances Mr. Contino may be entitled to certain additional payments, the amount of which are generally based upon the bonus paid to Mr. Contino in the previous year. The Employment Agreement also provides for certain perquisites and benefits commensurate with Mr. Contino's employment as President and Chief Executive Officer of the Company. The Employment Agreement contains provisions requiring Mr. Contino to keep certain information with respect to the Company confidential during his employment and for two years thereafter and provisions providing that Mr. Contino will not compete with the Company's business for 18 months following any termination of his employment.

       In December 1996, the Company entered into a Severance and Change of Control Agreement with Mr. Caldwell. Under the terms of such Severance and Change of Control Agreement, in the event that Mr. Caldwell is terminated without cause within one year after a change of control of the Company, he shall be entitled to receive an amount based upon a multiple of his last month's base salary. Mr. Caldwell shall also be entitled to receive an amount based upon a multiple of his last month's base salary if he remains employed during the one-year period after such change of control and elects to terminate employment within 30 days of the end of such one-year period.

       In June 1998, the Company entered into a Severance and Change of Control Agreement with Mr. Farnsworth. Under the terms of such Severance and Change of Control Agreement, in the event that Mr. Farnsworth is terminated without cause within one year after a change of control of the Company, he shall be entitled to receive an amount based upon a multiple of his last month's base salary.

       In February 1999, the Company entered into Severance and Change of Control Agreements with Messrs. Hammelman and Ruegger. Under the terms of such Severance and Change of Control Agreements, in the event that any such employee is terminated without cause within one year after a change of control of the Company, such employee shall be entitled to receive an amount based upon a multiple of his last month's base salary. Each such employee shall also be entitled to receive an amount based upon a multiple of his last month's base salary if the employee remains employed during the one-year period after such change of control and the employee elects to terminate employment within 30 days of the end of such one-year period.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The current members of the Compensation Committee are Messrs. Evans, Malone and Wray. No present or former executive officer of the Company serves as a member of the Compensation Committee. Furthermore, there are no interlocking relationships between any executive officer of the Company and any entity whose directors or executive officers serve on the Compensation Committee.

       Mr. Evans is a stockholder and director and the President and Chief Executive Officer of Glencoe Investment Corporation ("GIC"), which is an affiliate of an institutional investor in GGC and an institutional investor in GreenGrass Capital II LLC, a Delaware limited liability company ("GGCII"). GGC and GGCII are two of the three partners of GreenGrass Holdings, a Delaware general partnership ("GreenGrass Holdings"), which beneficially owns approximately 72% of the outstanding shares of Common Stock. Mr. Evans is also one of the three persons appointed to the Members Operating Board of GGC, which entity controls voting and investment making decisions of GreenGrass Holdings, and one of the three persons appointed to the Members Operating Board of GGCII.

Agreement with respect to Consulting Services

       Under the terms of the Management Consulting Agreement dated February 16, 1996, PlayCore pays to GIC and Desai Capital Management Incorporated ("DCMI"), affiliates of two GGC institutional investors, consulting fees in the aggregate amount of $300,000 per year, payable in quarterly installments of $75,000, plus reimbursement of reasonable expenses incident to their consulting services. The Management Consulting Agreement is automatically renewed for successive one-year terms unless either party gives notice to the other of its intention not to renew the agreement. The consulting fee is reviewed annually by the Board of Directors of PlayCore.

Agreement with respect to Acquisition Advisory Services

       Under the terms of an engagement letter dated September 6, 1996, GIC and DCMI agreed to act as acquisition advisors to PlayCore with respect to two potential acquisitions (the "Acquisitions"). In this regard, GIC and DCMI agreed to provide advice to PlayCore with respect to valuation, due diligence, negotiation, financing techniques and alternatives, and related matters involving the Acquisitions. The initial term of the engagement is for one year with automatic renewal for successive one-year periods unless either party provides notice of its desire not to renew at least 30 days before the renewal date. As compensation for such services, PlayCore agreed to pay to GIC and DCMI a fee equal to 4.0% of the gross proceeds from any new equity raised, plus 1.125% of any senior loan financing related to the Acquisitions (less fees paid to other parties) plus 1.0% of the transaction of value for either of the Acquisitions consummated by PlayCore. PlayCore also agreed to reimburse GIC and DCMI for certain expenses incurred by them in performing such services. The aggregate amount paid by PlayCore to GIC and DCMI under this agreement is $790,398 (relating to the GameTime acquisition detailed below).

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       In addition to the matters described under the heading "Compensation Committee Interlocks and Insider Participation," PlayCore has been party to certain other related party transactions which are described below.

Agreement with respect to Election of Directors

       Under the terms of a Transaction Agreement dated January 4, 1996, as amended, pursuant to which Green Grass Holdings acquired it's equity holdings in PlayCore, GreenGrass Holdings is entitled to designate five members of the Board of Directors of PlayCore (Mr. Contino is not counted as one of such five directors). To date, GreenGrass Holdings has designated four current directors, Messrs. Evans, Herrera, Kelleher and Wray.

Registration Rights

       Under certain agreements, Code Hennessy & Simons Limited Partnership, formerly a significant investor in PlayCore, GreenGrass Holdings and certain of their associates, and various officers and directors and, in some cases, their spouses or trusts for their benefit or the benefit of their children, were granted certain rights to have shares of Common Stock registered and/or included in registrations initiated by PlayCore or its stockholders (the "registration rights"). Expenses incurred in connection with the exercise of such registration rights shall be, subject to limited exceptions, borne by the Company.

                           REPORT OF THE COMPENSATION
                       COMMITTEE OF THE BOARD OF DIRECTORS

       The Compensation Committee (the "Committee") of the Board of Directors of PlayCore is responsible for all aspects of the compensation package offered to the executive officers of PlayCore, including the Named Executive Officers. The following report was authorized by the members of the Committee.

Executive Compensation Policies

       The Committee bases its review and recommendations regarding the Company's executive compensation with the goal of attaining the following objectives: (1) to attract, motivate and retain the highest quality executives,
(2) to align both the short-term and the longer-term interests of executives with those of the Company's stockholders, and (3) to encourage executives to achieve their assigned tactical and strategic business objectives as well as overall corporate financial results. The executive compensation program for 1998 was generally comprised of base salary, and variable cash incentive awards based on current corporate and individual performance.

Base Salaries

       All executive base salaries are within established salary ranges that are generally based on the base salaries for similar positions in companies of comparable size and complexity. The Committee determines those companies which are comparable to the Company from the information contained in various national surveys obtained through a third-party consultant. The exact base salary for each executive is based upon a variety of factors; the most important of which are experience and performance.

       With respect to the 1998 base salary granted to the Chief Executive Officer, Mr. Contino, the Committee took into account a comparison of base salaries of chief executive officers of peer companies of similar size. Mr. Contino was granted a base salary of $300,000 for 1998. This base salary of $300,000 was near the median of the peer group range.

Management Incentive Compensation Program

       Managers whom the Committee determines have a significant impact on the Company's financial results through their positions and performance, including the Named Executive Officers, are eligible to participate in the Company's Management Incentive Compensation ("MIC") Program. Awards under the MIC Program are based upon achievement of corporate earnings targets for the fiscal year, as well as individually assigned objectives. Approximately 80% of the incentive compensation award of each executive officer is tied to the achievement of the corporate financial objectives while the remaining 20% is awarded based on meeting individual objectives. For 1998, the program utilized a threshold percentage of the actual budgeted earnings before interest, taxes, depreciation and amortization ("EBITDA") which had to be achieved before the portion of the incentive compensation based on corporate financial objectives would begin to accrue. The incentive compensation awards ranges were 0% to 195% of base salary for the Chief Executive Officer, Mr. Contino, and 0% to a maximum of 106% of base salary for the other executives. For 1998, the Company exceeded its budgeted EBITDA thereby maximizing the portion of the incentive compensation that is based on the achievement of corporate financial objectives. Based on exceeding corporate financial objectives and meeting certain individual objectives, aggregate incentive compensation of $1,026,953 was granted to the Named Executive Officers in 1998 out of a potential maximum management incentive compensation pool of $1,087,073.

Stock Program

       Long-Term incentives are provided through the grant of stock options or the award of restricted stock under the PlayCore 1996 Incentive Stock Plan (the "1996 Stock Plan"), which was approved by stockholders at the 1996 annual meeting. The Committee believes that stock ownership provides significant motivation to executives to maximize value for PlayCore's stockholders. Stock options are to be granted at no less than the prevailing market price and, therefore, will have value only if PlayCore's stock price increases after the grant. The Committee believes that stock options and stock awards provide a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure PlayCore's performance. The terms of options granted as well as the terms of any restrictions on stock awarded are determined at the time of the grant or award by the Employee Committee established under the 1996 Stock Plan. The Employee Committee under the 1996 Stock Plan is comprised of the same directors who comprise the Committee.

       An aggregate of 468,500 options were granted under the 1996 Stock Plan in 1998, including 425,000 options granted to Named Executive Officers. See "Executive Compensation--Stock Option Grants."

Compensation for 1999

       For 1999, the Committee intends to continue to focus on linking executive compensation with corporate performance. Financial performance will continue to be measured using EBITDA instead of operating income in order to align bonuses with investors' focus.

Policy with Respect to the $1 Million Deduction Limitation

       Section 162(m) of the Internal Revenue Code generally limits the annual corporate deduction for compensation paid to an executive officer named in the proxy statement to $1 million, unless such compensation meets certain performance objective qualifications. The Company anticipates that all 1999 compensation to Named Executive

Officers will be fully deductible under Section 162(m). Therefore, the Company has determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

Conclusion

       Through the programs described above, a significant portion of PlayCore's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                      COMPENSATION COMMITTEE



                                      David S. Evans
                                      Terence S. Malone
                                      Ronald D. Wray

STOCK PERFORMANCE

       The following graph compares the percentage change in the cumulative total stockholder return, including dividend reinvestment, on the Common Stock, with that of the cumulative total return of the Wilshire 5000 Index (the "Wilshire 5000") and the S & P Leisure Time (Products) Index (the "Leisure Products Index") for the measurement period beginning December 31, 1993. The graph is based on the assumption that $100 was invested on December 31, 1993 in:
(1) Common Stock; (2) the Wilshire 5000; and (3) the Leisure Products Index. The Investor's Business Daily Leisure Products Index, which was included in the stock performance graph in the Proxy Statement for the 1998 Annual Meeting of Stockholders, is no longer maintained by Investor's Business Daily and has therefore been replaced by the Leisure Products Index.


                               [GRAPHIC OMITTED]


(1) Does not reflect the purchase of 3.6 million outstanding shares of Common Stock pursuant to a self-tender offer at $11.00 per share completed on January 19, 1995.

                 December 31,   December 31,    December 31,   December 31,    December 31,   December 31,
                     1993           1994             1995           1996           1997           1998

PlayCore            $100.00        $65.38          $30.77         $25.00          $30.77         $35.10

Leisure
Products Index       100.00        100.53          118.47         141.13          169.80         153.80

Wilshire   5000
Index                100.00         99.94          136.36         165.28          217.00         267.85

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information known to the Company with respect to beneficial ownership of the PlayCore's Common Stock as of April 14, 1999, except as otherwise noted, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.


                                                      Shares Beneficially Owned
                                                      -------------------------
Name of Beneficial Owner (1)                          Number            Percent
---------------------------                           ------            -------

John E. Caldwell (2)                                     51,128           *
Frederic L. Contino (3)                                  80,400           *
David S. Evans (4)                                    6,727,924         72.4%
Robert A. Farnsworth                                          -              -
GreenGrass Holdings and Related Parties (5)           6,727,924         72.4%
     GGC (4,807,890  shares - 51.7%) (6)(8)(9)
     GGCII (1,852,361  shares - 19.9%)(7)(8)(9)
     GGM (67,673 shares - 0.7%) (10)
David H. Hammelman (11)                                  57,895           *
George N. Herrera (12)                                   15,000           *
Timothy R. Kelleher (13)                              6,727,924         72.4%
Terence S. Malone (14)                                   57,181           *
Massachusetts Mutual Life Ins. Co. (15)                 772,427         9.4%
Gary A. Massel (16)                                      10,000           *
Richard E. Ruegger (17)                                 102,698          1.3%
Ronald D. Wray                                                -            -
All executive officers and directors as a group
   (12 persons) (18)                                  7,102,226         73.5%

--------------------
*Less than 1%

(1) Except as otherwise indicated, the address of each stockholder is c/o PlayCore, Inc., Riverfront Centre, 15 West Milwaukee Street, Suite 204, Janesville, Wisconsin 53545.

(2) Includes 50,000 shares issuable upon the exercise of stock options which are currently exercisable.

(3) Includes 75,000 shares issuable upon the exercise of stock options that are currently exercisable.

(4) As one of the three persons appointed to the Members Operating Board of GreenGrass Capital LLC, a Delaware limited liability company ("GGC"), Mr. Evans has shared control of the voting and investment making decisions of GreenGrass Holdings, which owns 5,345,056 shares of Common Stock, Debentures convertible into 1,331,868 shares of Common Stock, and a warrant to purchase 50,000 shares of Common

       Stock. Of such securities, Mr. Evans would be entitled to receive from GreenGrass Holdings 7,078 shares of Common Stock, Debentures convertible into 1,495 shares of Common Stock, and a warrant to purchase 86 shares of Common Stock under certain circumstances as a result of his ownership of a limited partnership interest in Glencoe Fund and Glencoe Growth Partners, L.P., and his ownership of stock in GIC. The address of Mr. Evans is c/o Glencoe Investment Corporation, 190 South LaSalle St., Suite 2830, Chicago, Illinois 60603.

(5) The address of GreenGrass Holdings, a Delaware general partnership ("GreenGrass Holdings"), is c/o Glencoe Investment Corporation, 190 South LaSalle St., Suite 2830, Chicago, Illinois 60603. Includes 5,345,056 shares of Common Stock, Debentures convertible into 1,331,868 shares of Common Stock, and a warrant to purchase 50,000 shares of Common Stock. The general partners of GreenGrass Holdings consist of GGC, GreenGrass Capital II LLC, a Delaware limited liability company ("GGCII"), and Green Grass Management LLC, a Delaware limited liability company ("GGM"). Of the 5,346,056 shares of Common Stock owned by GreenGrass Holdings, 3,494,509 shares are beneficially owned by GGC, 1,802,361 shares are beneficially owned by GGCII, and 49,186 shares are beneficially owned by GGM. Of the 1,331,868 shares which GreenGrass Holdings would receive upon conversion of Debentures, 1,313,382 shares would be beneficially owned by GGC and 18,486 shares would be beneficially owned by GGM. The 50,000 shares which GreenGrass Holdings would receive upon exercise of the warrant would be beneficially owned by GGCII.

(6) The members of GGC are the following institutional investors: Glencoe Fund, Equity-Linked Investors--II, a New York limited partnership ("ELI-II"), the State Treasurer of the State of Michigan, as Custodian for the Michigan Public School Employee's Retirement System, the State Employees' Retirement System, the Michigan State Police Retirement System and the Michigan Judges Retirement System, each a trust organized by the State of Michigan to provide pension benefits to eligible retirees (collectively, the "Michigan Trusts"), Crescent/MACH I Partners, L.P., a Delaware limited partnership ("Crescent"), Sahara Enterprises, Inc., a Delaware corporation ("Sahara") and Baldwin & Lyons Insurance Company, an Indiana corporation ("Baldwin").

(7) The members of GGCII are the following institutional investors: Glencoe Growth Closely-Held Business Fund, L.P. ("Glencoe Growth"), ELI-II, Baldwin, the Michigan Trusts, and Massachusetts Mutual Life Insurance Company and certain of its affiliates ("MassMutual").

(8) ELI-II is a member of both GGC and GGCII. The general partner of ELI-II is Rohit M. Desai Associates-II ("RMDA-II"). RMDA-II is a New York
       general partnership and Rohit M. Desai is the managing partner of RMDA-II. The investment advisor of ELI-II is Desai Capital Management Incorporated ("DCMI"). ELI-II may be deemed to beneficially own 2,441,136 shares of Common Stock held by Green Grass Holdings (which represents approximately 26.3% of the outstanding Common Stock and which includes 1,926,290 shares of Common Stock held by GreenGrass Holdings, 498,179 shares of Common Stock issuable upon conversion of Debentures held by GreenGrass Holdings, and 16,667 shares of Common Stock issuable upon the exercise of the warrant held by GreenGrass Holdings which it may be entitled to receive under certain circumstances as a member of GGC and GGCII). RMDA-II (as the general partner of ELI-II), DCMI (as the investment advisor to ELI-II), and Rohit M. Desai each may be deemed to be the beneficial owner of securities beneficially owned by ELI-II. The address of ELI-II and its affiliates identified above is 540 Madison Avenue, 36th Floor, New York, New York 10022.

(9) The Michigan Trusts are members of both GGC and GGCII. As a result, the Michigan Trusts may be deemed to beneficially own 2,441,136 shares of Common Stock held by GreenGrass Holdings (which represents approximately 26.3% of the outstanding shares of Common Stock and includes 1,926,290 shares of Common Stock held by GreenGrass Holdings, 498,179 shares of Common Stock issuable upon conversion of Debentures held by GreenGrass Holdings, and 16,667 shares of Common Stock issuable upon the exercise of the warrant held by GreenGrass Holdings which they may be entitled to receive under certain circumstances as members of GGC and GGCII). The address of the Michigan Trusts is 430 West Allegan Street, Lansing, Michigan 48901.

(10)   The  members of GGM are the  following  former and  current  officers  of
       PlayCore: Messrs. Ruegger, Cole, Hammelman, Beebe and Jonas.

(11) Consists of 57,895 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable. Excludes 4,304 shares of Common Stock and Debentures convertible into 1,618 shares of Common Stock held by GreenGrass Holdings which securities, as a member of GGM may be deemed to beneficially own because Mr. Hammelman would receive such securities under certain circumstances (including upon termination of his employment). Mr. Hammelman expressly disclaims beneficial ownership of any other securities of PlayCore held by GreenGrass Holdings because he neither is a controlling member of GGM nor has investment control of the portfolio securities of either GGM or GreenGrass Holdings.

(12) Consists of 15,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable.

(13) As one of the three persons appointed to the Members Operating Board of GGC, Mr. Kelleher has shared control of the voting and investment making decisions of GreenGrass Holdings, which owns 5,346,056 shares of Common Stock, Debentures convertible into 1,331,868 shares of Common Stock, and a warrant to purchase 50,000 shares of Common Stock. The address of Mr. Kelleher is c/o Desai Capital Management Incorporated, 540 Madison Avenue, 36th Floor, New York, New York 10022.

(14) Includes 56,934 shares issuable upon the exercise of stock options which are currently exercisable.

(15) The address of Massmutual is 1295 State Street, Springfield, MA 01111-0001. Includes 290,127 shares of Common Stock issuable upon the exercise of warrants which are currently exercisable, and 40,203 shares issuable upon the exercise of a warrant held by MassMutual Corporate Value Partners Limited (of which an affiliate of MassMutual is a Partner), which warrant is currently exercisable. Also includes 430,163 shares of Common Stock and 11,933 shares issuable upon the exercise of a warrant held by GreenGrass Holdings which securities, as a member of GGCII, MassMutual may be deemed to beneficially own because it would receive such securities under certain circumstances. MassMutual disclaims beneficial ownership of any other securities of PlayCore held by GreenGrass Holdings because it neither is a controlling member of GGCII nor has investment control of the portfolio securities of either GGCII or GreenGrass Holdings. Also excludes 288,607 shares issuable upon the exercise of warrants held by certain of its affiliates, including MassMutual Corporate Investors, MassMutual Participating Investors, and MassMutual Corporate Value Partners Limited, because the investments of such affiliates are held for the benefit of unrelated third parties.

(16) Consists of 10,000 shares issuable upon the exercise of stock options which are currently exercisable.

(17) Consists of 102,698 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable. Excludes 49,187 shares of Common Stock and Debentures convertible into 18,486 shares of Common Stock which Mr. Ruegger may be deemed to beneficially own as sole manager and the controlling member of GCM, which indirectly beneficially owns such securities as a general partner of GreenGrass Holdings, including 32,773 shares of Common Stock and Debentures convertible into 12,317 shares of Common Stock held by GreenGrass Holdings which securities, as a member of GGM, Mr. Ruegger may be deemed to beneficially own because Mr. Ruegger would receive such securities under certain circumstances (including upon termination of his employment). Mr. Ruegger disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(18) This group is comprised of the following executive officers: Messrs. Caldwell, Contino, Farnsworth, Hammelman, and Ruegger; and the following non-employee directors: Messrs. Evans, Herrera, Kelleher, Malone, Massel and Wray. Includes Debentures convertible into 1,331,868 shares of Common Stock and a warrant to purchase 50,000 shares of Common Stock, all of which are held by GreenGrass Holdings, and

       415,225 shares issuable to certain executive officers and directors upon the exercise of stock options which are currently exercisable.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       Ernst & Young LLP has been reappointed by the Board of Directors as the independent auditors for PlayCore for the fiscal year ending December 31, 1999 upon the recommendation of the Audit Committee. Ernst & Young LLP has served as PlayCore's independent auditors since inception in January 1992, and served as the predecessor company's independent auditors since June 1990.

       Representatives of Ernst & Young LLP are expected to be present at the annual meeting with an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires PlayCore's executive officers, directors, and more than 10 percent stockholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Common Stock and furnish copies of such forms to PlayCore. PlayCore believes that during and with respect to the fiscal year ended December 31, 1998, all reports required by Section 16(a) to be filed by PlayCore's officers, directors and more than 10 percent stockholders were filed on a timely basis.

Information About the Solicitation

       The Board of Directors of PlayCore does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournments or postponements thereof, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

       The expense of the Board of Directors' proxy solicitation will be borne by PlayCore. In addition to the use of the mail, proxies may be solicited by personal interview or by telephone. Banks, brokerage houses and other institutions will be requested to forward the soliciting material to beneficial owners and to obtain authorization of the execution of proxies; and, if they in turn so request, PlayCore will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material. Directors, officers and regular employees of the Company may also solicit proxies without additional remuneration therefor. PlayCore's transfer agent, First Chicago Trust Company of New York, will aid in the solicitation of proxies and, in addition to its annual retainer of $20,000, will be reimbursed for out-of-pocket expenses.

       Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of PlayCore, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted "For" the election of the nominees for directors' set forth in this Proxy Statement. The proxy does not affect the right to vote in person at the meeting and may be revoked at any time before it is voted by written notice of revocation given to the Secretary of PlayCore.

       Proxies, ballots and voting tabulations identifying stockholders are kept private and will not be available to anyone except as actually necessary to meet legal requirements. Access for proxies and other individual stockholder voting records is limited to the inspectors of election appointed by PlayCore and certain of PlayCore's employees who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

Vote Required for Approval

       The presence at the annual meeting, in person or by proxy, by holders of a majority of the shares of Common Stock entitled to vote shall constitute a quorum. Shares will be voted as instructed in the accompanying proxy on every matter submitted to the stockholders. Pursuant to applicable Delaware law, only votes cast "For" a matter constitute affirmative votes. Shares represented by proxies indicating "Withhold Authority" to vote for one or more nominees will be counted as present for purposes of determining a quorum but as not entitled to vote, and not voted, for the nominee(s) for which voting authority is withheld. Shares represented by proxies indicating "Abstain" as to a matter will be counted as present for purposes of determining a quorum and as entitled to vote with respect to that matter. Abstentions will have the effect of a vote "Against" the item. Shares voted by a broker on a routine matter or matters
(such as election of directors) but as to which the broker indicates it lacks authority to vote on non-routine matters will be counted as present for purposes of determining a quorum and as entitled to vote, and voted, with respect to the routine matter(s), but not entitled to vote, and not voted, with respect to the non-routine matter(s). Shares as to which a broker indicates it lacks authority to vote, or shares which the broker does not vote, will not be counted as present for purposes of determining a quorum.

       The seven nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters required for approval the affirmative vote of a majority of the shares of Common Stock represented and voted at the meeting in person or by proxy. GreenGrass Holdings, as the holder of record of approximately 68% of the voting Common Stock, has indicated that it intends to vote "For" the seven nominees for directors.

Stockholder Proposals

       Proposals which stockholders of the Company intend to present at and have included in the Company's proxy statement for the 2000 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Rule 14a-8), must be received by the Company by the close of business on December 27, 1999. In addition, a stockholder who otherwise intends to present business at the 2000 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-laws, if the Company does not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e. proposals stockholders intend to present at the 2000 annual meeting but do not intend to include in the Company's proxy statement for such meeting) prior to March 27, 2000, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2000 annual meeting. If the Board of Directors chooses to present such proposal at the 2000 annual meeting, then persons named in proxies solicited by the Board of Directors for the 2000 annual meeting may exercise discretionary voting power with respect to such proposal.

                                    EXHIBIT A

                        EXECUTIVE OFFICERS OF THE COMPANY

       The following individuals are the current executive officers of the Company, who are elected annually by the Board of Directors to serve until the next annual election of officers and until their respective successors have been elected and have qualified unless removed by the Board of Directors.

       Name                  Age                        Position
       ----                  ---                        --------

Frederic L. Contino          48        President  and Chief  Executive  Officer,
                                       and  a   director.   See   "Election   of
                                       Directors"   on  page  2  of  the   Proxy
                                       Statement.
John E. Caldwell             56        President of the  Swing-N-Slide  Division
                                       of  PlayCore   Wisconsin  since  December
                                       1996.  From 1990 to  November  1996,  Mr.
                                       Caldwell was the  President of the Retail
                                       Division   of  Curtis   Industries   Inc.
                                       (manufacturer of nuts, bolts and keys).
Robert A. Farnsworth         49        President  of the  GameTime  Division  of
                                       PlayCore  Wisconsin  since May 1998. From
                                       February   1993  to   April   1998,   Mr.
                                       Farnsworth   was   the   Executive   Vice
                                       President  Marketing and Product  Manager
                                       of    Pfaltzgraff    Company    (ceramics
                                       manufacturing).
Richard E. Ruegger           39        Vice  President-Finance,   Secretary  and
                                       Treasurer  since  January  1992 and Chief
                                       Financial Officer since June 1992.
David H. Hammelman           44        Vice   President   Human   Resources  and
                                       Administration  since July 1995 and prior
                                       to  such  date  was   Director  of  Human
                                       Resources   and   Administration    since
                                       October 1993.  Director of Human Services
                                       of  Brach  Van  Houten,   Andes   Candies
                                       Division   (candy   manufacturing)   from
                                       October  1992  through  October  1993 and
                                       Employee  Relations  Manager of  Pepsico,
                                       Frito-Lay     division     (snack    food
                                       manufacturing)    from    1984    through
                                       September 1992.



                               Exhibit A - Page 1

PLAYCORE, INC.
JANESVILLE, WISCONSIN                              PROXY/VOTING INSTRUCTION CARD

--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors of the Annual Meeting to be held on May 26, 1999.

The undersigned hereby constitutes and appoints Frederic L. Contino, Richard E. Ruegger and David S. Evans, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, acting by a majority of those present and voting, or if only one is present and voting, then that one, to vote the Common Stock of PlayCore, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PlayCore, Inc. to be held in the Continental Room at the Standard Club, 320 South Plymouth Court, Chicago, Illinois 60606, on Wednesday, May 26, 1999 at 10:00 a.m., local time, and at any adjournment or postponement thereof, in the manner indicated on the reverse side of this proxy, and in their discretion upon such other business as may properly come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS INDICATED ON THE REVERSE SIDE HEREOF.

Election of Directors:
Nominees: Terence S. Malone, Frederic L. Contino, David S. Evans, George N. Herrera, Timothy R. Kelleher, Gary A. Massel and Ronald D. Wray

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.

                                                         -------------------
                                                            SEE REVERSE
                                                                SIDE
                                                         -------------------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

        Please mark your
|X|     Vote as in this
        Example.

       This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors.

                         FOR       WITHHELD
1.  Election of
    Directors (See       |_|         |_|
    Reverse)

    For, except vote withheld from the following nominee(s):

    --------------------------------------------------------


 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      Change of Address     |_|
        shown at left

                                    Please sign exactly as name appears  hereon.
                                    Joint owners should each sign.  When signing
                                    as   attorney,   executor,    administrator,
                                    trustee or guardian,  please give full title
                                    as such.  If the  signer  is a  corporation,
                                    please sign in full  corporate  name by duly
                                    authorized officer. If a partnership, please
                                    sign  in  partnership   name  by  authorized
                                    person.


                                    --------------------------------------------


                                    --------------------------------------------
                                    SIGNATURE(S)                            DATE


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *